 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STIFEL AND THOMAS WEISEL PARTNERS COMPLETE STRATEGIC MERGER

Building the Premier Middle-Market Investment Bank

ST. LOUIS, July 1, 2010 – Stifel Financial Corp. (NYSE: SF), a full-service brokerage and investment banking firm, is pleased to announce the completion of the merger with Thomas Weisel Partners Group, Inc.  The merger furthers Stifel’s mission of building the premier middle-market investment bank with significantly enhanced investment banking, research, and wealth management capabilities.

“This transaction continues our commitment to balanced growth by expanding our investment banking platform in key sectors of the global economy.  The integration planning process has gone extremely well, and we now look forward to executing our plan with an enhanced platform that is well-positioned to compete in our core competencies and expand into others.  Our clients will experience an expanded set of product offerings across broader industry groups, and we expect our combined results will continue to drive value for our shareholders,” stated Ronald J. Kruszewski, Chairman, President, and CEO of Stifel Financial Corp.  “We believe this transaction is accretive to book value, to earnings per share, and to our growth rate.”

With very little overlap in investment banking and research, the combination is additive to the existing platform in a number of ways.  The investment banking team consists of more than 250 talented associates providing debt, equity and equity-linked offerings, private placements, and strategic advisory services.  In research, the combination creates one of the largest U.S. equity research platforms, with more than 1,000 companies under coverage.   The combination also expands Stifel’s institutional equity business both domestically and internationally.

Today’s announcement follows shareholder approval of the transaction at the 2010 Annual Meeting of Shareholders of Thomas Weisel Partners Group, Inc. and receipt of all required regulatory approvals.  Each Thomas Weisel Partners shareholder will receive 0.1364 shares of Stifel common stock for each common share of Thomas Weisel Partners Group, Inc.

The combined company will continue to operate under the Stifel Financial Corp. name and trade on the NYSE under the symbol “SF.”  The investment banking platform of Stifel, Nicolaus & Company, Incorporated will operate under the Stifel Nicolaus Weisel name.  As of market close yesterday, Thomas Weisel Partners’ common shares ceased trading on NASDAQ.  Stifel Financial Corp. will remain headquartered in St. Louis, Missouri with significant presence in Baltimore, New York, San Francisco, and Toronto.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri.  Stifel Financial has approximately 5,000 associates in 310 offices in 43 states, the District of Columbia, and two Canadian provinces through its principal subsidiary, Stifel, Nicolaus & Company, Incorporated, and its Canadian subsidiary, Thomas Weisel Partners Canada Inc., and three European offices through Stifel Nicolaus Limited.  Stifel Nicolaus provides securities brokerage, trading, investment advisory, and related financial services, primarily to individual investors, professional money managers, businesses, and municipalities, and Stifel Nicolaus Weisel provides investment banking services.  Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel Financial, please visit the Company’s web site at www.stifel.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to risks, uncertainties, and assumptions about us.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “optimistic,” “potential,” “future,” or “continue,” the negative of these terms, and other comparable terminology. These statements are only predictions based on the company’s current expectations about future events.  There are important factors that could cause actual results, level of activity, performance or achievements, or other events or circumstances to differ materially from the results, level of activity, performance, or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to, the state of the financial markets and the economy, Stifel’s ability to implement its strategic initiatives and achieve the expected benefits of the merger with Thomas Weisel Partners, retain its professionals, as well as other competitive, economic, political, and market conditions and fluctuations, government and industry regulation, risks relating to the merger with Thomas Weisel Partners, including the effect of the completion of the transaction on the companies’ business relationships, operating results and business generally, and other factors.  Some of the other factors are those that are discussed in Item 1A – “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in the company’s Quarterly Reports on Form 10-Q filed with the SEC thereafter.  The company does not assume responsibility for the accuracy or completeness of any forward-looking statement, and you should not rely on forward-looking statements as predictions of future events.  The company is under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

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